Exhibit 99.3
Consent
of
National CineMedia, LLC
Board of Directors
Cinemark Holdings, Inc.
3900 Dallas Parkway, Suite 500
Plano, Texas 75093
Members of the Board:
     We hereby consent to the use by Cinemark Holdings, Inc. (the “Company”) of the audited financial statements of National CineMedia, LLC and its subsidiaries for the fiscal year ended December 28, 2006 appearing in the Registration Statement on Form S-1 No. 333-140390 filed by the Company with the Securities and Exchange Commission and any amendment thereto.

National CineMedia, LLC

By:	National CineMedia, Inc., its manager

	By:	/s/ R.E. Hardy

	Name:	R.E. Hardy

	Title:	Executive Vice President